PROXY VOTING RESULTS

A special meeting of the fund's shareholders was held on July 14, 1999, and re-convened on August 6, 1999. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect as Trustees the following twelve nominees.*

               # OF                % OF
               VOTES CAST          VOTES CAST

RALPH F. COX
Affirmative    17,986,401,866.48   90.961

Withheld       1,787,259,914.33    9.039

TOTAL          19,773,661,780.81   100.000

PHYLLIS BURKE DAVIS
Affirmative    17,983,245,089.81   90.945

Withheld       1,790,416,691.00    9.055

TOTAL          19,773,661,780.81   100.000

ROBERT M. GATES
Affirmative    17,981,467,048.37   90.936

Withheld       1,792,194,732.44    9.064

TOTAL          19,773,661,780.81   100.000

EDWARD C. JOHNSON 3D
Affirmative    17,985,106,706.94   90.955

Withheld       1,788,555,073.87    9.045

TOTAL          19,773,661,780.81   100.000

E. BRADLEY JONES
Affirmative    17,965,545,653.74   90.856

Withheld       1,808,116,127.07    9.144

TOTAL          19,773,661,780.81   100.000

DONALD J. KIRK
Affirmative    17,992,374,635.26   90.992

Withheld       1,781,287,145.55    9.008

TOTAL          19,773,661,780.81   100.000

               # OF                % OF
               VOTES CAST          VOTES CAST

 PETER S. LYNCH
Affirmative    17,994,511,667.79   91.002

Withheld       1,779,150,113.02    8.998

TOTAL          19,773,661,780.81   100.000

WILLIAM O. MCCOY
Affirmative    17,995,708,043.17   91.008

Withheld       1,777,953,737.64    8.992

TOTAL          19,773,661,780.81   100.000

GERALD C. MCDONOUGH
Affirmative    17,967,133,594.73   90.864

Withheld       1,806,528,186.08    9.136

TOTAL          19,773,661,780.81   100.000

MARVIN L. MANN
Affirmative    17,995,084,785.78   91.005

Withheld       1,778,576,995.03    8.995

TOTAL          19,773,661,780.81   100.000

ROBERT C. POZEN
Affirmative    17,993,340,616.44   90.997

Withheld       1,780,321,164.37    9.003

TOTAL          19,773,661,780.81   100.000

THOMAS R. WILLIAMS
Affirmative    17,973,227,575.79   90.895

Withheld       1,800,434,205.02    9.105

TOTAL          19,773,661,780.81   100.000

PROPOSAL 2

To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the fund.

                # OF               % OF
                VOTES CAST         VOTES CAST

Affirmative    12,475,303,146.14   95.019

Against        296,340,783.09      2.257

Abstain        357,637,647.57      2.724

TOTAL          13,129,281,576.80   100.00

PROPOSAL 3

To adopt an Amended and Restated Declaration of Trust.*

                # OF               % OF
                VOTES CAST         VOTES CAST
Affirmative    16,134,178,216.02   81.594

Against        999,390,653.54      5.054

Abstain        2,640,092,911.25    13.352

TOTAL          19,773,661,780.81   100.000

PROPOSAL 4

To approve an amended management contract for the fund that would reduce the management fee payable to FMR by the fund as FMR's assets under management increase, allow future modifications of the contract without a shareholder vote if permitted by the 1940 Act, and reduce the fund's individual fund fee rate.

               # OF                % OF
               VOTES CAST          VOTES CAST

Affirmative    11,353,687,607.84   86.794

Against        341,634,281.45      2.612

Abstain        1,385,868,354.62    10.594

TOTAL          13,081,190,243.91   100.000

PROPOSAL 5

To approve a Distribution and Service Plan for the fund which describes all material aspects of the proposed financing for the distribution of fund shares.

               # OF                % OF
               VOTES CAST          VOTES CAST

Affirmative    10,891,733,190.56   83.263

Against        713,130,540.89      5.451

Abstain        1,476,326,512.46    11.286

TOTAL          13,081,190,243.91   100.000

PROPOSAL 6

To amend the fund's fundamental investment objective and eliminate certain fundamental investment policies.

               # OF                % OF
               VOTES CAST          VOTES CAST

Affirmative    10,781,192,108.78   82.418

Against        594,357,527.47      4.543

Abstain        1,705,640,607.66    13.039

TOTAL          13,081,190,243.91   100.000

PROPOSAL 7

To amend the fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

                # OF               % OF
                VOTES CAST         VOTES CAST
Affirmative    10,588,078,010.64   80.941

Against        789,123,096.66      6.033

Abstain        1,703,989,136.61    13.026

TOTAL          13,081,190,243.91   100.000

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.